UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 2, 2005

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

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Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2005 the Compensation Committee of the Board of Directors of Chyron Corporation (the "Company") recommended the approval of, and the Board of Directors approved, a new employment agreement by and between the Company and Michael Wellesley-Wesley, the Company's President and Chief Executive Officer. Mr. Wellesley-Wesley's prior employment agreement expired February 21, 2005. Under the terms of the agreement, Mr. Wellesley-Wesley's base salary was changed from GBP 179,500 to 188,475 per year, the term runs from March 1, 2005 to March 1, 2006, and provisions were added to: i) require that the Company shall pay up to $5,000 per year for advice and preparation of tax forms with respect to his U.S. personal income tax, and ii) permit Mr. Wellesley-Wesley to accelerate the payment of any annual incentive bonus earned up to the amount of $40,000 in order to balance his payment of personal income taxes owed in the U.S. and Great Britain.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 - Employment Agreement by and between Chyron Corporation and Michael Wellesley-Wesley dated March 2, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: March 9, 2005